SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K/A




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Earliest Event Reported: February 5, 2002



                       ADAIR INTERNATIONAL OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)




              Texas                      000-10056                74-2142545
  (State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)




                            3000 Richmond, Suite 100
                              Houston, Texas 77098
          (Address of principal executive offices, including zip code)



                                 (713) 621-8241
              (Registrant's telephone number, including area code)


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Item  4.  Changes  in  Registrant's  Certifying  Accountant

     On February 4, 2002, the Company appointed the accounting firm of Malone & Bailey, PLLC ("M&B") as independent accountants for fiscal 2001. Effective with such appointment, M&B will replace the Company's former accountant, Jackson & Rhodes, P.C. ("J&R"). J&R resigned as the Company's principal accountant on January 31, 2002.

     The appointment of M&B was recommended and approved by the Company's Board of Directors.

     J&R reported on the Company's financial statements as of and for the periods ended May 31, 2000 and December 31, 2000. The reports of J&R for these periods did not contain any adverse opinion, disclaimer of opinion, or any other modification.

     There have been no disagreements between the Company and J&R whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     The Company initially appointed J&R on May 15,2000. From the appointment of J&R through their resignation on January 31, 2002, there have been no reportable events requiring disclosure under Item 304 of Regulation S-B.

     Included in this filing, as Exhibit 16, is a letter from the J&R stating whether they agree with the statements contained herein this amended Form 8-K.


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Exhibits.

     None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIR  INTERNATIONAL  OIL  &  GAS,  INC.

By     /s/  Jalal  Alghani                         Date:  February  11,  2002
       ---------------------------------------
       Jalal  Alghani
       Chief  Financial  Officer  and  Director


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